UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SCHWAB INVESTMENTS

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SCHWAB INVESTMENTS

SCHWAB TREASURY INFLATION PROTECTED SECURITIES FUND

211 Main Street,

San Francisco, California 94105

January 7, 2013

Dear Shareholder,

A special meeting of shareholders of Schwab Treasury Inflation Protected Securities Fund (the “Fund”), a series of Schwab Investments (the “Trust”), has been scheduled for March 22, 2013 at 9:00 a.m. Pacific Time (the “Meeting”). The Meeting will be held at the offices of Charles Schwab & Co., Inc., 215 Fremont Street, San Francisco, California 94105.

If you were a shareholder of record as of the close of business on December 28, 2012, you are entitled to vote at the Meeting and any adjournment(s) and postponement(s) of the Meeting. While you are, of course, welcome to join us at the Meeting, most mutual fund shareholders cast their votes by filling out and signing a proxy card(s), like the one enclosed. Whether or not you plan to attend the Meeting, we need your vote. Please mark, sign, and date the enclosed proxy card(s) and return it promptly in the enclosed postage-paid envelope so that the maximum number of shares may be voted. You may also vote by telephone or over the Internet as described on the enclosed proxy card(s).

The enclosed Proxy Statement is designed to give you detailed information relating to the proposals on which you are asked to vote. The purpose of the Meeting is to consider the proposals set forth below and to transact such other business as may be properly brought before the Meeting or any adjournment(s) or postponement(s) thereof. The Board of Trustees of the Trust recently approved a proposal to change the Fund from an actively managed fund to an index fund. In connection therewith, the Board of Trustees is seeking shareholder approval of certain matters. The proposals described in the Proxy Statement relate to the following matters:

PROPOSAL 1:	To approve the replacement of the fundamental investment objective for Schwab Treasury Inflation Protected Securities Fund with a new non-fundamental investment objective.

PROPOSAL 2:	To approve the amendment of the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for Schwab Treasury Inflation Protected Securities Fund.

Shareholders also will be asked to vote on such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. We encourage you to support the Board of Trustees’ recommendations.

Your vote is important. Please do not hesitate to call 1-877-777-6017 if you have any questions about the proposals under consideration. Thank you for taking the time to consider these important proposals and for your investment in the Fund.

Sincerely,
Marie Chandoha President and Chief Executive Officer

SCHWAB INVESTMENTS

SCHWAB TREASURY INFLATION PROTECTED SECURITIES FUND

IMPORTANT SHAREHOLDER INFORMATION

This document contains a Proxy Statement and proxy card(s) for an upcoming shareholder meeting of Schwab Treasury Inflation Protected Securities Fund (the “Fund”), a series of Schwab Investments. A proxy card is, in essence, a ballot. When you vote using a proxy card, you appoint an individual named on the card to act as your proxy at the actual shareholder meeting and you instruct that individual as to how to vote on your behalf at the shareholder meeting. The proxy card(s) may be completed by checking the appropriate box and voting for or against the specific proposals relating to the Fund. If you simply sign the proxy without specifying a vote, your shares will be voted in accordance with the recommendations of the Board of Trustees. You may also vote over the Internet or by telephone as described in the Proxy Statement.

Please spend a few minutes with the Proxy Statement, fill out your proxy card, and return it to us. Voting your proxy, and doing so promptly, ensures that the Fund will not need to conduct additional mailings.

Please take a few moments to exercise your right to vote. Thank you.

IMPORTANT NOTICE

Although we recommend that you read the complete Proxy Statement, for your convenience we have provided a brief overview of the proposals. The information provided under the “Questions and Answers” section below is qualified in its entirety by reference to the Proxy Statement.

QUESTIONS AND ANSWERS

Q.	Why am I receiving this Proxy Statement?

A.	As more fully explained in the Proxy Statement, the Board of Trustees (the “Board”) of Schwab Investments (the “Trust”) has approved a proposal to change Schwab Treasury Inflation Protected Securities Fund (the “Fund”) from an actively managed fund to an index fund and is seeking approval to replace the fundamental investment objective for the Fund with a new non-fundamental investment objective and to amend the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for the Fund. As more fully discussed in the enclosed Proxy Statement, the Board recently approved a change in the name of the Fund to “Schwab Treasury Inflation Protected Securities Index Fund,” a reduction in the expense cap and certain changes to the Fund’s principal investment strategies as part of the Fund’s new indexing strategy, effective after shareholder approval of Proposals 1 and 2. Therefore, approval of the proposals by shareholders is necessary in order to implement the Fund’s new indexing strategy.

Q.	Why am I being asked to approve a new non-fundamental investment objective?

A.	At its meeting held on December 4, 2012, the Board, including all of the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”), as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved and recommends that shareholders of the Fund approve the replacement of the Fund’s fundamental investment objective (one that may be changed only with shareholder approval) with a new non-fundamental investment objective (one that may be changed by the Board without shareholder approval). The Board believes that it is appropriate to change the Fund’s investment objective in order to align the Fund’s investment objective with the new principal investment strategies that the Fund’s portfolio management team would implement as part of the new indexing strategy. In addition, the proposed change from a fundamental investment objective to a non-fundamental investment objective would permit the Board to amend the Fund’s investment objective in the future without shareholder approval when the Board believes that the change is in the best interests of shareholders, without the cost and delay of calling a meeting of the shareholders. The Board believes that this change would allow for greater flexibility and would enable the Board to act quickly in response to market conditions.

Q.	Why am I being asked to approve an amended fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries?

A.	At its meeting held on December 4, 2012, the Board, including all of the Independent Trustees, also unanimously approved and recommends that shareholders of the Fund approve the amendment of the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for the Fund. This Proposal 2 to amend the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for the Fund is being made to allow the Fund to concentrate its investments in a particular industry to the extent the index the Fund is designed to track is so concentrated. The Board approved amending the Fund’s fundamental investment restriction to permit the Fund to concentrate its investments to approximately the same extent as the index the Fund is designed to track concentrates its investments in the securities of a particular industry or group of industries. In the future, all of the changes mentioned in this Proxy Statement except the fundamental investment restriction with respect to concentration may be changed without shareholder approval.

Q.	Who is eligible to vote?

A.	Shareholders of record of the Fund as of December 28, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any adjournment(s) or postponement(s) thereof. Shareholders will be entitled to one vote for each full share and a fractional vote for each fractional share that they hold as of the Record Date.

Q.	How do the Trustees suggest that I vote?

A.	After careful consideration of the proposals, the Board, including the Independent Trustees, approved the proposals and recommends that you vote in favor of each proposal. The factors considered by the Board in approving the proposals and recommending that you approve each proposal are discussed in more detail in the enclosed Proxy Statement.

Q.	Will my vote make a difference?

A.	Yes. Your vote is needed to ensure that the proposals can be acted upon and the proposed changes to implement a new indexing strategy can be implemented. Additionally, your immediate response on the enclosed proxy card(s) will ensure that no additional costs of any further solicitations for shareholder votes are incurred. We encourage all shareholders to participate in the governance of the Fund.

Q.	What happens if a proposal is not approved?

A.	Each proposal will be implemented only if both proposals are approved by shareholders of the Fund. In the event that one or both proposals are not approved by shareholders of the Fund, the investment objective and the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for the Fund would remain the same, and the Board may consider other courses of action. Furthermore, the Fund’s name and principal investment strategies would not change to reflect the proposed indexing strategy as described in more detail in the enclosed Proxy Statement.

If both proposals are approved by shareholders, the Fund’s name, investment objective, principal investment strategies and the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries would change following shareholder approval.

Q.	How do I vote my shares?

A.	You can vote in any one of four ways:

Internet:	Please follow the instructions on the enclosed proxy card(s).
Telephone:	Please call the number on the enclosed proxy card(s).
Mail:	Please sign and date the enclosed proxy card(s) and return it in the envelope provided.
In person:	At the Meeting.

We encourage you to vote over the Internet or by telephone, following the instructions that appear on your proxy card(s). Using these voting methods will help reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please take the time to read the enclosed Proxy Statement thoroughly before you vote.

Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for the proposal, your proxy will be voted as you indicate. If you simply sign, date and return the proxy card, but do not specify a vote for one or both proposals, your shares will be voted by the proxies “FOR” each such proposal.

Q.	Whom do I call if I have questions?

A.	We will be happy to answer your questions about this proxy solicitation. Please call us at 1-877-777-6017 between 9:30 a.m. and 9:00 p.m. (Eastern Time) Monday through Friday.

2

SCHWAB INVESTMENTS

SCHWAB TREASURY INFLATION PROTECTED SECURITIES FUND

211 Main Street

San Francisco, California 94105

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MARCH 22, 2013

Notice is hereby given that a special meeting of shareholders (the “Meeting”) of Schwab Treasury Inflation Protected Securities Fund (the “Fund”), a series of Schwab Investments (the “Trust”), has been scheduled for March 22, 2013 at 9:00 a.m. Pacific Time. The Meeting will be held at the offices of Charles Schwab & Co., Inc., 215 Fremont Street, San Francisco, California 94105. The purpose of the Meeting is to consider the proposals set forth below and to transact such other business as may be properly brought before the Meeting or any adjournment(s) or postponement(s) thereof. The specifics of the proposals, which are more fully described in the enclosed Proxy Statement, are as follows:

PROPOSAL 1:	To approve the replacement of the fundamental investment objective for Schwab Treasury Inflation Protected Securities Fund with a new non-fundamental investment objective.

PROPOSAL 2:	To approve the amendment of the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for Schwab Treasury Inflation Protected Securities Fund.

Shareholders also will be asked to vote on such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record of the Fund at the close of business on December 28, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting or any adjourned or postponed session thereof. All Record Date shareholders are invited to attend the Meeting in person. However, if you are unable to be present at the Meeting, you are requested to mark, sign, and date the enclosed proxy card(s) and return it promptly in the enclosed envelope so that the Meeting may be held and a maximum number of shares may be voted. You may also vote by telephone or over the Internet. Shareholders are encouraged to vote their shares by telephone or over the Internet. Please see your proxy card(s) for more information and instructions on how to vote. Please call Jennifer Hafner at 415-667-7890 if you have any questions relating to attending the Meeting in person.

Shares represented by duly executed proxies will be voted in accordance with the instructions given. A shareholder may revoke a previously submitted proxy at any time prior to the Meeting by (i) a written revocation, which must be signed and include the shareholder’s name and account number, received by the Secretary of the Trust at 211 Main Street, San Francisco, California 94105; (ii) properly executing a later-dated proxy; or (iii) attending the Meeting and voting in person. In accordance with their own discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting or any adjourned or postponed session(s) thereof.

By Order of the Board of Trustees,
Marie Chandoha President and Chief Executive Officer January 7, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING TO BE HELD ON MARCH 22, 2013

This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders are available at www.proxyvote.com.

SCHWAB INVESTMENTS

Schwab Treasury Inflation Protected Securities Fund

211 Main Street

San Francisco, California 94105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Schwab Investments (the “Trust”) and one of its series, Schwab Treasury Inflation Protected Securities Fund (the “Fund”), for use at the special meeting of shareholders of the Fund to be held on March 22, 2013 at 9:00 a.m. (Pacific Time) at the offices of Charles Schwab & Co., Inc., 215 Fremont Street, San Francisco, California 94105, and at any adjourned or postponed session(s) thereof (such meeting and any adjournments and postponements thereof are hereinafter referred to as, the “Meeting”). Shareholders of record of the Fund at the close of business on December 28, 2012 are entitled to vote at the Meeting. The proxy card(s) and this Proxy Statement are being distributed to shareholders on or about January 17, 2013.

At the Meeting, the shareholders of the Fund are being asked to: (i) replace the fundamental investment objective for the Fund with a new non-fundamental investment objective; and (ii) amend the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for the Fund (together, the “Proposals”). As discussed in more detail below, the Board of the Trust is asking that shareholders of the Fund approve the Proposals in connection with the Board’s approval to change the Fund from an actively managed fund to an index fund. Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote.

Shares represented by duly executed proxies will be voted at the Meeting in accordance with the instructions given. However, if no instructions are specified on the proxy card with respect to a Proposal, shares will be voted FOR the Proposal and, in accordance with the judgment of the persons appointed as proxies, upon any other matter that may properly come before the Meeting. A shareholder may revoke a previously submitted proxy at any time prior to the Meeting by: (i) a written revocation, which must be signed and include the shareholder’s name and account number, received by the Secretary of the Trust at 211 Main Street, San Francisco, CA, 94105; (ii) properly executing a later-dated proxy; or (iii) attending the Meeting and voting in person.

In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of Charles Schwab Investment Management, Inc. (the “Adviser”), and The Charles Schwab Corporation (“Schwab”) or its affiliates, and certain third parties hired for such purpose, may solicit proxies in person, over the Internet or by telephone. The Trust and its affiliates will use Broadridge Financial Solutions, Inc. (the “Proxy Solicitor”), a third party solicitor, for solicitation of proxies. The Proxy Solicitor may solicit proxies in person, over the Internet or by telephone. The Board has authorized the payment of expenses incurred in connection with the Proposals, including the cost of soliciting proxies, whether or not the Proposals are approved by shareholders. The cost of the Meeting, including costs of solicitation of proxies and voting instructions, will be borne by the Fund and is estimated to be between $165,000 and $180,000. The anticipated cost associated with the solicitation of proxies by the Proxy Solicitor is approximately $85,000.

As of December 28, 2012, the total number of outstanding shares of the Fund was 34,973,646.298 shares outstanding.

BACKGROUND ON THE PROPOSALS

At a meeting held on December 4, 2012, the Board, including all of the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”), as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved changing the Fund from an actively managed fund to an index fund. In particular, in order to accomplish this, the Board approved: (i) a change in the name of the Fund to “Schwab Treasury Inflation Protected Securities Index Fund;” (ii) certain changes to the Fund’s principal investment strategies; (iii) a change to its investment objective (approval for which is being sought in Proposal 1); and (iv) a change to the Fund’s fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries (approval for which is being sought in Proposal 2). In addition, the Board approved an amended Expense Limitation Agreement that would reduce the expense cap for the Fund if Proposals 1 and 2 are approved and the new indexing strategy is implemented.

With respect to the proposed changes to the Fund’s investment strategies, if shareholders approve Proposals 1 and 2, the Fund will: (i) generally invest in securities that are included in the Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “Index”)1; (ii) invest at least 90% of its net assets in securities included in the Index (which includes all publicly-issued U.S. TIPS that have at least one year remaining to maturity), rather than investing 80% of its net assets in TIPS with maturities of any length; (iii) invest only in TIPS that have at least one year remaining to maturity, rather than those with maturities of any length; (iv) no longer use futures as a substitute for taking a position in the underlying security or to reduce the Fund’s risk exposure; and (v) no longer be able to take temporary defensive positions by investing up to 100% of its assets in cash, cash equivalents or other high quality short-term investments. The Fund’s current portfolio management team with primary responsibility for the day-to-day management of the Fund and the benchmark index against which the Fund measures its performance will not change in connection with the change in strategy. Only the changes to the Fund’s investment objective and fundamental investment restriction require shareholder approval.

A summary of the specific changes to the Fund’s name, principal investment strategies (and the related changes in principal risks that correspond to these strategy changes), and expense cap are highlighted in the following table. A full description of the principal risks noted below is contained in Appendix A to this Proxy Statement. A revised prospectus for the Fund will be filed with the Securities and Exchange Commission (“SEC”) to implement these changes. The description of the Fund’s principal investment strategies and principal risks may differ from the description shown below and in Appendix A due to comments from the SEC’s staff or to other changes to the Fund’s investment policies not related to these Proposals.

	Current	Proposed
Fund Name	Schwab Treasury Inflation Protected Securities Fund	Schwab Treasury Inflation Protected Securities Index Fund
Principal Investment Strategies

To pursue its goal, the Fund normally invests at least 80% of its net assets in Treasury inflation-protected fixed income securities. The Fund will notify its shareholders at least 60 days before changing this policy.

Inflation-protected securities are fixed income securities that are structured to provide protection against inflation. The value of the bond’s principal or the interest paid on the bond is adjusted to track changes

To pursue its goal, the Fund generally invests in securities that are included in the Index. The Index includes all publicly-issued U.S. Treasury Inflation-Protected Securities (TIPS) that have at least one year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value. The TIPS in the Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. The Index is market capitalization weighted and the TIPS in the Index are

[1]

Index ownership—©Barclays Inc. 2013. All rights reserved. The Schwab Treasury Inflation Protected Securities Fund is not sponsored, endorsed, sold or promoted by Barclays. Barclays does not make any representation regarding the advisability of investing in shares of the Fund.

(up or down) in an official inflation measure. The U.S. Treasury, the largest domestic issuer of inflation-protected securities (i.e., Treasury Inflation Protected Securities (TIPS)), currently uses the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (CPI-U), published monthly by the Bureau of Labor Statistics as its inflation measure. Inflation protected bonds issued by U.S. corporations are generally adjusted to reflect a comparable measure of inflation determined by that government or corporation.

The Fund may invest in inflation-protected fixed income securities of any type, including those issued by the U.S. Government and its agencies and instrumentalities and U.S. corporations. The Fund may invest in inflation-protected fixed income securities with effective or final maturities of any length. The Fund also may invest in derivative instruments, principally futures contracts, and may lend its securities to certain financial institutions to earn additional income. The Fund typically uses futures as a substitute for taking a position in the underlying security or as part of an overall strategy designed to reduce the Fund’s risk exposure. In addition, the Fund may invest in other financial instruments or use other investment techniques to seek to obtain market exposure to the securities in which it may invest.

For temporary defensive purposes during unusual market conditions, the Fund may invest up to 100% of its assets in cash, cash equivalents or other high quality short-term investments. When the Fund engages in such activities, the Fund would not be pursuing its investment strategy and, as a result, it may not achieve its investment goal.

The Fund may buy and sell portfolio securities actively. If it does, its portfolio turnover rate and transaction costs will rise, which may lower Fund performance and increase the likelihood of capital gain distributions.

updated on the last business day of each month. As of March 31, 2012, there were 33 TIPS in the Index. TIPS are publicly issued, dollar denominated U.S. Government securities issued by the U.S. Treasury that have principal and interest payments linked to an official inflation measure (as measured by the Consumer Price Index, or CPI) and their payments are supported by the full faith and credit of the United States.

It is the Fund’s policy that, under normal circumstances, it will invest at least 90% of its net assets in securities included in the Index. The Fund will notify its shareholders at least 60 days before changing this policy. The Fund will generally give the same weight to a given security as the Index does. However, when the Adviser believes it is in the best interest of the Fund, such as to avoid purchasing odd-lots (i.e., purchasing less than the usual number of shares traded for a security), for tax considerations, or to address liquidity considerations with respect to a security, the Adviser may cause the Fund’s weighting of a security to be more or less than the Index’s weighting of the security.

Under normal circumstances, the Fund may invest up to 10% of its net assets in securities not included in its Index. The principal types of these investments include those that the Adviser believes will help the Fund track the Index, such as investments in (a) securities that are not represented in the Index but the Adviser anticipates will be added to the Index; (b) high-quality liquid short-term investments, such as securities issued by the U.S. government, its agencies or instrumentalities, including obligations that are not guaranteed by the U.S. Treasury, and obligations that are issued by private issuers that are guaranteed as to principal or interest by the U.S. government, its agencies or instrumentalities, and (c) investment companies. The Fund may also invest in cash, cash equivalents and money market Funds, and enter into repurchase agreements to minimize the difference in performance that naturally exists between an index fund and its corresponding index.

The Adviser typically seeks to track the price and yield performance of the Index by replicating the Index. This means that the Fund generally expects that it will hold the same securities as those included in the Index. However, the Adviser may use statistical sampling techniques if the Adviser believes such use will best help the Fund to track its Index or is otherwise in the best interest of the Fund. Statistical sampling techniques involve investing in a limited number of Index securities that, when taken together, are expected to perform similarly to the Index as a whole. These techniques are based on a variety of factors, including interest rate and yield curve risk, maturity exposures, and other risk factors and characteristics. The Fund generally expects that its yield and maturity will be similar to those of the Index. In addition, the Fund generally expects that its weighted average effective duration will closely correspond to the weighted average effective duration of the Index, which as of March 31, 2012 was 7.94 years.

The Adviser seeks to achieve, over time, a correlation between the Fund’s performance and that of its Index, before fees and expenses, of 95% or better. However, there can be no guarantee that the Fund will achieve a high degree of correlation with the Index. A number of factors may affect the Fund’s ability to achieve a high correlation with its Index, including the degree to which the Fund utilizes a sampling technique. The correlation between the performance of the Fund and its Index may also diverge due to transaction costs, asset valuations, timing variances, and differences between the Fund’s portfolio and the Index resulting from legal restrictions (such as diversification requirements) that apply to the Fund but not to the Index.

Principal Risks	Market Risk Management Risk Inflation Protected Security Risk Interest Rate Risk Credit Risk Liquidity Risk Derivatives Risk Leverage Risk Lack of Governmental Insurance or Guarantee

Market Risk

Investment Style Risk

Interest Rate Risk

Credit Risk

Inflation Protected Security Risk

Sampling Index Tracking Risk

Tracking Error Risk

Liquidity Risk

Lack of Governmental Insurance or
    Guarantee

Expense Cap	0.29%	0.19%

If Proposals 1 and 2 are approved by shareholders, the above changes will take effect along with the changes discussed in the Proposals, after shareholder approval. All of the changes approved by the Board are expressly conditioned upon shareholder approval of both Proposal 1 and 2. In the future, all of the above changes except the fundamental investment restriction with respect to concentration may be changed without shareholder approval.

PROPOSAL 1

REPLACEMENT OF THE FUNDAMENTAL INVESTMENT OBJECTIVE OF THE FUND

WITH A NEW NON-FUNDAMENTAL INVESTMENT OBJECTIVE

At a meeting held on December 4, 2012, the Board, including all of the Independent Trustees, unanimously approved and recommends that shareholders of the Fund approve the replacement of the Fund’s fundamental investment objective with a new non-fundamental investment objective. If this Proposal 1 is approved by shareholders, the Fund’s investment objective would change as follows:

Current Fundamental Investment Objective	Proposed Non-Fundamental Investment Objective
The fund seeks to provide total return and inflation protection.	The fund’s goal is to track as closely as possible, before fees and expenses, the price and yield performance of the Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L).

The Board and the Adviser believe that it is appropriate to change the Fund’s investment objective as proposed above in order to align it with the new principal investment strategies that the Fund’s portfolio management team would implement.

A fund is required under the 1940 Act to disclose its investment objective in its registration statement. The investment objective is the overall goal of a fund, and may explain the fund’s overall principal investment strategies, including particular types of securities in which the fund principally invests or will invest.

The 1940 Act does not require shareholder approval to change a fund’s investment objective, unless the fund has designated the investment objective as “fundamental,” meaning that it may be changed only with shareholder approval. If a fund’s investment objective may be changed without shareholder approval, the fund is required to disclose in its prospectus that the investment objective may be changed without shareholder approval.

The Fund currently has a fundamental investment objective, meaning that it may not be changed without the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). Therefore, the Fund is required to solicit votes from its shareholders if the Board determines that a change to the investment objective is in the best interests of the Fund and its shareholders.

Seeking shareholder approval may be costly to the Fund. The proposed change from a fundamental investment objective to a non-fundamental investment objective would permit the Board to amend the Fund’s investment objective in the future without shareholder approval when the Board believes that the change is in the best interests of shareholders, without the cost and delay of calling a meeting of the shareholders. The Board believes that this change would allow for greater flexibility and would enable the Board to act quickly in response to market conditions. Shareholders of the Fund would be given notice of any change to the Fund’s investment objective in the future prior to its implementation. If shareholders approve this Proposal 1, the Fund also would disclose in the Fund’s prospectus that the investment objective of the Fund is non-fundamental and may be changed by the Board without a vote of the shareholders.

If Proposal 1 is approved by shareholders, the changes to the Fund’s name, investment objective, principal investment strategies, expense cap and fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries will take effect after shareholder approval. The changes to the Fund’s investment objective are expressly conditioned upon shareholder approval of both Proposals 1 and 2.

Voting Requirements for the Proposal.    The approval of Proposal 1 requires the affirmative vote of the holders of a “majority of the outstanding voting securities” (as defined by the 1940 Act) of the Fund, which means the lesser of (a) the holders of 67% or more of the shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund.

If the shareholders of the Fund do not approve Proposal 1, the Board will take such further action as it deems in the best interests of the shareholders of the Fund.

The Trustees Unanimously Recommend that Shareholders of the Fund Vote “FOR” Proposal 1.

PROPOSAL 2

AMENDMENT OF THE FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT

TO CONCENTRATING INVESTMENTS

At a meeting held on December 4, 2012, the Board, including all of the Independent Trustees, unanimously approved and recommends that shareholders of the Fund approve the amendment of the Fund’s fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries. If this Proposal 2 is approved by shareholders, the Fund’s fundamental investment restriction would change as follows:

Current Fundamental Investment Restriction	Proposed Fundamental Investment Restriction
The Fund may not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, or the rules or regulations thereunder, as such statute, rules and regulations may be amended from time to time.	The Fund may not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may concentrate its investments to approximately the same extent that the index the Fund is designed to track concentrates in the securities of a particular industry or group of industries and the Fund may invest without limitation in (a) securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, and (b) tax-exempt obligations of state or municipal governments and their political subdivisions.

The 1940 Act requires all mutual funds, including the Fund, to adopt “fundamental” investment restrictions with respect to several specific types of activities, including a fund’s ability to concentrate its investments in any particular industry or group of industries. Fundamental investment restrictions may be modified or eliminated only with the approval of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In contrast, policies that are non-fundamental may be modified or eliminated by action of the Fund’s Board without shareholder approval.

As noted above, in conjunction with changing the Fund from an actively managed fund to an index fund, the Board approved a change to the Fund’s fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries, subject to shareholder approval. Currently, the Fund is not permitted to concentrate its investment in any industry or group of industries. Because the Fund’s goal would be to track an index, it is possible that the Adviser may determine the Fund should concentrate its investments to approximately the same extent as the index the Fund is designed to track concentrates its investments in the securities of a particular industry or group of industries. As such, the Board approved amending the Fund’s fundamental investment restriction to clearly permit such concentration. Furthermore, the proposed fundamental investment restriction more closely conforms to regulatory guidance by specifically noting that securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and tax-exempt obligations of state or municipal governments and their political subdivisions are not subject to the limits upon concentration.

The Board and the Adviser believe that it is appropriate to change the Fund’s fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries in order to better align it with the new principal investment strategies that the Fund’s portfolio management team would implement and provide greater flexibility for investments in accordance with the Index.

If Proposal 2 is approved by shareholders, the changes to the Fund’s name, investment objective, principal investment strategies, expense cap and fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries will take effect after shareholder approval. The changes to the Fund’s fundamental investment restriction are expressly conditioned upon shareholder approval of both Proposals 1 and 2.

Voting Requirements for the Proposal.    The approval of Proposal 2 requires the affirmative vote of the holders of a “majority of the outstanding voting securities” (as defined by the 1940 Act) of the Fund, which means the lesser of (a) the holders of 67% or more of the shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund.

If the shareholders of the Fund do not approve Proposal 2, the Board will take such further action as it deems in the best interests of the shareholders of the Fund.

The Trustees Unanimously Recommend that Shareholders of the Fund Vote “FOR” Proposal 2.

ADDITIONAL INFORMATION REGARDING THE FUND

Information Regarding the Fund’s Investment Adviser, Principal Underwriter and Administrator. Charles Schwab Investment Management, Inc., which is located at 211 Main Street, San Francisco, California 94105, serves as the investment adviser and administrator for the Fund. Charles Schwab & Co., Inc., which is located at 211 Main Street, San Francisco, California 94105, serves as the principal underwriter for the Fund.

Trustee and Executive Officer Fund Ownership.    As of December 28, 2012, the Trust’s Trustees and executive officers, as a group, owned less than one percent (1%) of the outstanding shares of the Fund.

5% Shareholders.    As of December 28, 2012, the following persons were the only persons who were record owners or, to the knowledge of the Fund, were beneficial owners of 5% or more of the Fund’s outstanding shares.

Name and Address of Shareholder	Amount of Shares	Percent of Shares	Nature of Ownership
Charles Schwab & Co FBO Customers 211 Main Street San Francisco, CA 94105	34,482,754.54	98.6%	Record

Control Persons.    As of December 28, 2012, the Adviser and its affiliates held of record approximately 98.6% of the outstanding shares of the Fund, as agent or custodian for their customers, but did not own such shares beneficially because they did not have voting or investment discretion with respect to such shares.

Quorum.    In order to act upon a Proposal, a quorum is required to be present at the Meeting. Any lesser number of shares, however, is sufficient for adjournments. A quorum is constituted by the presence, in person or by proxy, of the holders of a majority of the aggregate number of shares of the Fund entitled to vote.

Abstentions and “broker non-votes” (i.e., proxies received from brokers indicating that they have not received instructions from the beneficial owner or other person entitled to vote shares) will be counted for purposes of determining whether a quorum is present at the Meeting. Because these shares will be counted as present, but not as voting in favor of a Proposal, abstentions and “broker non-votes” will have the same effect as a vote “against” a Proposal. Pursuant to certain rules promulgated by the New York Stock Exchange, Inc. that govern the voting by such broker-dealers, a broker-dealer holding shares of record for a beneficial owner may not exercise discretionary voting power with respect to certain non-routine matters. It is anticipated that such broker-dealers will not have discretionary authority to vote on the Proposals. The absence of instructions from the beneficial owner will result in a “broker non-vote” with respect to a Proposal.

Adjournment and Postponement.    If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes in favor of a Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods to permit further solicitation of proxies. In addition, if, in the judgment of the persons named as proxies, subsequent developments make it advisable to defer action on a Proposal, the persons named as proxies may propose one or more adjournments of the Meeting for a reasonable time in order to defer action on a Proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question, in person or by proxy, at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournments those proxies that they are entitled to vote in favor of such Proposal. They will vote against any such adjournment those proxies required to be voted against such Proposal and will abstain from voting on adjournment all shares represented by proxies that abstain from voting on such Proposal and any “broker non-votes”. Therefore, abstentions and “broker non-votes” will have the same effect as a vote “against” adjournment. Any adjournment does not require notice to shareholders other than an announcement at the Meeting being adjourned. The Trust’s Board may postpone the Meeting prior to the Meeting with notice to the shareholders entitled to vote at the Meeting. The Fund will bear the costs of any additional solicitation and any adjourned or postponed sessions.

Communications with the Board.    Shareholders wishing to submit written communications to the Board should send their communications to the Secretary of the Trust at 211 Main Street, San Francisco, California 94105. Any such communications received will be reviewed by the Board at its next regularly scheduled meeting.

Shareholder Proposals.    The Trust does not intend to hold meetings of shareholders except to the extent that such meetings are required under the 1940 Act or state law. Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust at 211 Main Street, San Francisco, California 94105 within a reasonable time before such meeting.

Reports to Shareholders.    The Fund will furnish, without charge, copies of the Fund’s most recent semi-annual and annual reports to shareholders to any shareholder upon request. The Fund’s semi-annual and annual reports to shareholders may be obtained from the Fund by writing to the Trust at Schwab Investments, 211 Main Street, San Francisco, California 94105, by calling (800) 435-4000, or over the Internet at http://www.schwabfunds.com. Requested shareholder reports will be sent by first class mail within three business days of the receipt of the request.

Other Matters.    The Trustees know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is their intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Delivery to Shareholders Sharing an Address.    Multiple shareholders sharing an address may receive one Proxy Statement unless the Fund has received contrary instructions from one or more of such shareholders. Upon written or oral request, the Fund will deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement was previously delivered. Shareholders sharing an address may request a separate copy of this Proxy Statement or any future annual report or proxy statement or, if you are currently receiving multiple copies of such documents, request delivery of a single copy of annual reports or proxy statements by writing to the Trust at Schwab Investments, 211 Main Street, San Francisco, California 94105 or by calling (800) 435-4000.

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE

ENCLOSED PROXY CARD(S) AND RETURN IT PROMPTLY. SHAREHOLDERS

ARE ENCOURAGED TO VOTE THEIR SHARES BY TELEPHONE

OR OVER THE INTERNET.

APPENDIX A

PRINCIPAL RISKS

Market Risk. Bond markets rise and fall daily. As with any investment whose performance is tied to these markets, the value of your investment in the fund will fluctuate, which means that you could lose money.

Investment Style Risk. The fund is not actively managed. Therefore, the fund follows the securities included in the index during upturns as well as downturns. Because of its indexing strategy, the fund does not take steps to reduce market exposure or to lessen the effects of a declining market. In addition, because of the fund’s expenses, the fund’s performance is normally below that of the index.

Inflation Protected Security Risk. The value of inflation-protected securities, including TIPS, generally will fluctuate in response to changes in “real” interest rates. Real interest rates represent nominal (or stated) interest rates reduced by the expected impact of inflation. The value of an inflation-protected security generally decreases when real interest rates rise and generally increase when real interest rates fall. In addition, the principal value of an inflation-protected security is periodically adjusted up or down along with the rate of inflation. If the measure of inflation falls, the principal value of the inflation-protected security will be adjusted downwards, and consequently, the interest payable on the security will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed by the United States Treasury in the case of TIPS. For securities that do not provide a similar guarantee, the adjusted principal value of the security to be repaid at maturity is subject to credit risk.

Interest Rate Risk. The fund is subject to the risk that interest rates rise and fall over time. As with any investment whose yield reflects current interest rates, the fund’s yield will change over time. During periods when interest rates are low, the fund’s yield (and total return) also may be low. Changes in interest rates also may affect the fund’s share price: a sharp rise in interest rates could cause the fund’s share price to fall. The longer the fund’s duration, the more sensitive to interest rate movements its share price is likely to be.

Credit Risk. The fund is subject to the risk that a decline in the credit quality of a portfolio investment could cause the fund to lose money or underperform. The fund could lose money if the issuer of a portfolio investment fails to make timely principal or interest payments or otherwise honor its obligations. The negative perceptions of an issuer’s ability to make such payments could also cause the price of that investment to decline. The credit quality of the fund’s portfolio holdings can change rapidly in certain market environments and any default on the part of a single portfolio investment could cause the fund’s share price or yield to fall. Although the fund invests primarily in U.S. Government securities issued by the U.S. Treasury, which are guaranteed by the full faith and credit of the U.S. Government, the fund may also invest in securities that are not guaranteed or insured by the U.S. Government. There can be no assurance that the U.S. government will provide financial support to securities of its agencies and instrumentalities if it is not obligated to do so under law.

Liquidity Risk. Liquidity risk exists when particular investments are difficult to purchase or sell. The market for certain investments may become illiquid due to specific adverse changes in the conditions of a particular issuer or under adverse market or economic conditions independent of the issuer. The fund’s investments in illiquid securities may reduce the returns of the fund because it may be unable to sell the illiquid securities at an advantageous time or price. Further, transactions in illiquid securities may entail transaction costs that are higher than those for transactions in liquid securities.

Sampling Index Tracking Risk. To the extent the fund uses statistical sampling techniques, the fund will not fully replicate the index and may hold securities not included in the index. As a result, the fund will be subject to the risk that the adviser’s investment management strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. If the fund uses a sampling approach it may not track the return of the index as well as it would if the fund purchased all of the equity securities in the index.

Tracking Error Risk. As an index fund, the fund seeks to track the performance of its benchmark index, although it may not be successful in doing so. The divergence between the performance of the fund and its benchmark index, positive or negative, is called “tracking error”. Tracking error can be caused by many factors and it may be significant. For example, the fund may not invest in certain securities in its benchmark index or

A-1

match the securities’ weighting to the benchmark. In addition, the fund may invest in securities not in the index due to regulatory, operational, custodial, or liquidity constraints; corporate transactions; asset valuations; transaction costs and timing; tax considerations; and index rebalancing, which may result in tracking error. The fund may attempt to offset the effects of not being invested in certain index securities by making substitute investments, but these efforts may not be successful. In addition, cash flows into and out of the fund, operating expenses, and trading costs all affect the ability of the fund to match the performance of its benchmark index because the benchmark index does not have to manage cash flows and does not incur any costs.

Lack of Governmental Insurance or Guarantee. An investment in the fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

A-2

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

To vote with a Live Representative

Call toll free 1-877-777-6017 to speak to a live Proxy Solicitor representative.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M51042-S00244 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees recommends that you vote FOR each Proposal.		For	Against	Abstain
Proposal 1:	To approve the replacement of the fundamental investment objective for Schwab Treasury Inflation Protected Securities Fund with a new non-fundamental investment objective.	☐	☐	☐
Proposal 2:

To approve the amendment of the fundamental investment restriction with respect to concentrating investments in a particular industry or group of industries for Schwab Treasury Inflation Protected Securities Fund.

		☐	☐	☐
Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING

TO BE HELD ON MARCH 22, 2013

THE PROXY STATEMENT AND THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF

SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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M51043-S00244

SCHWAB INVESTMENTS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

OF THE SCHWAB TREASURY INFLATION PROTECTED SECURITIES FUND

TO BE HELD MARCH 22, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF SCHWAB INVESTMENTS

This proxy is for your use in voting on various matters relating to the Schwab Treasury Inflation Protected Securities Fund (the “Fund”), a series of Schwab Investments. The undersigned shareholder(s) of the Fund, revoking previous proxies, hereby appoint(s) Catherine MacGregor, Alexandra Oprescu, and Erica Gates, and each of them (with full power of substitution), the proxies of the undersigned to attend the special meeting of shareholders of the Fund to be held on March 22, 2013, at the offices of Charles Schwab & Co., Inc., 215 Fremont Street, San Francisco, California, 94105 commencing at 9:00 a.m. Pacific Time and at any adjournments or postponements thereof (the “Meeting”), and to vote all of the shares of the Fund that the signer(s) would be entitled to vote at the Meeting and on any matter incident to the conduct of the Meeting, all as set forth in the Notice of Special Meeting of Shareholders and the Proxy Statement dated January 7, 2013.

This proxy, when properly executed, will be voted as indicated on the reverse side. If you sign without otherwise indicating a vote on a proposal, this proxy will be voted FOR that proposal. As to any other matter that may properly come before the Meeting, the shares will be voted by said proxies in accordance with their judgment. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement dated January 7, 2013.

PLEASE SIGN AND DATE ON THE REVERSE SIDE